Exhibit 99.1

YOUR VOTE IS IMPORTANT. PLEASE VOTE TODAY.

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GOLDEN FALCON ACQUISITION CORP.

Your Internet vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card. Votes submitted electronically over the Internet must be received by 11:59 p.m., Eastern Time, on [•], 2023.

INTERNET – www.cstproxyvote.com
Use the Internet to vote your proxy. Have your proxy card available when you access the above website. Follow the prompts to vote your shares.

MAIL – Mark, sign and date your proxy card and return it in the postage-paid envelope provided.

PLEASE DO NOT RETURN THE PROXY CARD IF YOU ARE VOTING ELECTRONICALLY.

▲ FOLD HERE • DO NOT SEPARATE • INSERT IN ENVELOPE PROVIDED ▲

PROXY CARD

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" PROPOSALS 1, 2 and 3.

Please mark your votes like this X

1. **Proposal No. 1 — The Business Combination Proposal —** to consider and vote on a proposal to approve and adopt the Business Combination Agreement (as amended on February 14, 2023, the "Business Combination Agreement") by and among Golden Falcon, MNG Havayollari ve Tasimacilik A.S., a joint stock corporation organized under the laws of Turkey ("MNG"), Merlin HoldCo, LLC, a Delaware limited liability company and a direct, wholly-owned subsidiary of MNG ("HoldCo"), Merlin IntermediateCo, LLC, a Delaware limited liability company and a direct, wholly-owned subsidiary of HoldCo ("IntermediateCo"), Merlin FinCo, LLC, a Delaware limited liability company and a direct, wholly-owned subsidiary of HoldCo ("FinCo"), and Merlin Merger Sub, Inc., a Delaware corporation and a direct, wholly-owned subsidiary of IntermediateCo ("Merger Sub"). If the Business Combination Agreement and the transactions contemplated thereby (the "Business Combination") are adopted and approved by our stockholders, and the Business Combination is subsequently completed, Merger Sub will merge with and into Golden Falcon (the "Merger"), with Golden Falcon continuing as the surviving company after the Merger, as a result of which Golden Falcon will become an indirect, wholly-owned subsidiary of MNG. A copy of the Business Combination Agreement is attached as Annex A to the proxy statement/prospectus (the "Business Combination Proposal"); FOR ☐ AGAINST ☐ ABSTAIN ☐

2. **Proposal Nos. 2A through 2F — The Governance Proposals —** to consider and vote on a non-binding advisory basis, six separate governance proposals relating to the following material changes between Golden Falcon's existing charter and MNG's proposed charter (collectively, the "Governance Proposals"):

   a) a proposal to change the name of Golden Falcon to "MNG Havayollari ve Tasimacilik A.S." from "Golden Falcon Acquisition Corp." (Proposal No. 2A); FOR ☐ AGAINST ☐ ABSTAIN ☐

   b) a proposal to eliminate certain provisions related to Golden Falcon's status as a special purpose acquisition company that will no longer be relevant following the closing of the Business Combination (the "Closing") (Proposal No. 2B); FOR ☐ AGAINST ☐ ABSTAIN ☐

   c) a proposal to declassify the Board of Directors from three classes to one class and cause all directors to be elected for a maximum term of three years (Proposal No. 2C); FOR ☐ AGAINST ☐ ABSTAIN ☐

   d) a proposal to remove the provision renouncing the corporate opportunity doctrine (Proposal No. 2D); FOR ☐ AGAINST ☐ ABSTAIN ☐

   e) a proposal to eliminate the rights and privileges of Golden Falcon's Class B common stock, par value $0.0001 per share (the "Class B Common Stock" or "Founder Shares"), and redesignate Golden Falcon's Class A common stock, par value $0.0001 per share (the "Class A Common Stock"), and Golden Falcon Class B Common Stock as MNG Ordinary Shares (after giving effect to the automatic conversion of each outstanding share of Class B Common Stock upon Closing into one share of Class A Common Stock (Proposal No. 2E); FOR ☐ AGAINST ☐ ABSTAIN ☐

   f) a proposal to add a class of Class A shares (the "MNG Preferred Share") that will be entitled to nominate five members to the Board of Directors at each general assembly in which directors are to be elected (Proposal No. 2F); and FOR ☐ AGAINST ☐ ABSTAIN ☐

3. **Proposal No. 3 — The Adjournment Proposal —** to consider and vote on a proposal to authorize the adjournment of the Special Meeting to a later date or dates, if necessary, to permit further solicitation and vote of proxies if, based upon the tabulated vote at the time of the Special Meeting, there are not sufficient votes to approve one or more proposals presented to stockholders for vote or Golden Falcon stockholders have elected to redeem an amount of Public Shares such that the Available Cash condition to the obligation to Closing would not be satisfied (the "Adjournment Proposal"). FOR ☐ AGAINST ☐ ABSTAIN ☐

CONTROL NUMBER

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Signature________________ **Signature, if held jointly**________________ **Date**__________, **2023**

Signature should agree with name printed hereon. If stock is held in the name of more than one person, EACH joint owner should sign. Executors, administrators, trustees, guardians, and attorneys should indicate the capacity in which they sign. Attorneys should submit powers of attorney.

Important Notice Regarding the Availability of Proxy Materials for the Special Meeting of Stockholders to be held on [ ], 2023: This notice of meeting and the accompanying proxy statement are available at https://www.cstproxy.com/goldenfalconcorp/2023. FOLD HERE DO NOT SEPARATE INSERT IN ENVELOPE PROVIDED GOLDEN FALCON ACQUISITION CORP. THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS FOR THE SPECIAL MEETING OF STOCKHOLDERS TO BE HELD ON [ ], 2023 The undersigned, revoking any previous proxies relating to these shares, hereby acknowledges receipt of the Notice and Proxy Statement, dated [ ], 2023, in connection with the Special Meeting of Stockholders to be held on [ ], 2023 at [ ] x.m., local time, at the offices of Greenberg Traurig, LLP, located at 1750 Tysons Boulevard, Suite 1000, McLean, VA 22102 and hereby appoints Makram Azar and Scott Freidheim, and each of them (with full power to act alone), the attorneys and proxies of the undersigned, with power of substitution to each, to vote all shares of the common stock of Golden Falcon Acquisition Corp. (the “Company”) registered in the name provided, which the undersigned is entitled to vote at the Special Meeting of Stockholders, and at any adjournments thereof, with all the powers the undersigned would have if personally present. Without limiting the general authorization hereby given, said proxies are, and each of them is, instructed to vote or act as follows on the proposals set forth in this Proxy Statement. WILL PLEASE BE VOTED SIGN, DATE IN THE AND MANNER RETURN DIRECTED THE PROXY HEREIN IN THE BY THE ENVELOPE UNDERSIGNED ENCLOSED. STOCKHOLDER. THIS PROXY IF NO WILL DIRECTION GRANT DISCRETIONARY IS MADE, THIS PROXY AUTHORITY WILL BE TO VOTED VOTE UPON “FOR” SUCH EACH OTHER OF THE MATTERS PROPOSALS AS AND MAY PROPERLY WILL REVOKE COME ALL BEFORE PRIOR PROXIES THE MEETING SIGNED OR BY ANY YOU. ADJOURNMENTS THEREOF. THIS PROXY (Continued and to be marked, dated and signed, on the other side)